Exhibit 32

Certification of Financial Reports Pursuant to 18 USC Section 1350

The undersigned hereby certify that the annual report on Form 10-K/A for the year ended December 31, 2009, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d) and that information contained in that Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ BRENT M. BOYLES
Brent M. Boyles
President and Chief Executive Officer (Principal Executive Officer)

/s/ MICHAEL I. WILLIAMS
Michael I. Williams
Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)

Dated: April 29, 2010

This certification is made solely for purposes of 18 USC Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.